Exhibit 99.1

AMMO, Inc. Reports First Quarter 2024 Financial Results

SCOTTSDALE, Ariz., August 9, 2023 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its first quarter of fiscal 2024, ended June 30, 2023.

First Quarter Fiscal 2024 vs. First Quarter Fiscal 2023

●	Net Revenues of $34.3 million.
●	Gross profit margin of approximately 40.9% compared to 29.8%.
●	Adjusted EBITDA of $6.6 million compared to $10.6 million.
●	Net loss of ($1.1) million, compared to net income of $3.3 million.
●	Diluted EPS of ($0.02), compared to $0.02.
●	Adjusted EPS of $0.05, compared to $0.07.

GunBroker.com “Marketplace” Metrics – First Quarter 2024

●	Marketplace revenue of approximately $13.9 million.
●	New user growth averaged 27,000 per month.
●	Average take rate increased to 5.8% compared to 5.3% in fiscal 2023.

Jared Smith, AMMO’s CEO, commented “Our work toward achieving our strategic goals are starting to pay off as we have already begun to see the positive effects here in the 1st quarter, with significant improvements in gross margin and strong cash flow. Despite a difficult industry environment in the near term, I remain confident that the initiatives we have undertaken in both the marketplace and ammunition divisions will continue to improve profitability.

“We couldn’t be more excited about the transformation we have made over these last six months and just how quickly we have been able to capture real results. Long term, the industry fundamentals are strong and while the consumer currently faces major economic challenges, we remain confident that our strategic approach will pay long-term dividends for our shareholders,” Mr. Smith concluded.

First Quarter 2024 Results

The margins on our marketplace segment remain strong and our gross margins have increased on our ammunition segment as we are beginning to see the benefits of the transition to our leaner operating model with a higher focus on brass sales. We remain confident with the progress we have made to date, but still face headwinds as we continue to see softening in the US commercial ammunition markets. We have, however, continued to increase our cash position with $13.0 in cash from operations generated in the quarter.

We ended the first quarter with total revenues of approximately $34.3 million in comparison to $60.8 million in the prior year quarter. The decrease in revenue was primarily related to a decrease in sales activity from our ammunition segment as the US commercial ammunition markets continue to soften. Our casing sales, however, which afford us higher gross margins, increased to $6.2 million up from $3.3 million in the prior year period. Our marketplace revenue was $13.9 million for the reported quarter.

Cost of goods sold was approximately $20.2 million for the quarter compared to $42.6 million in the comparable prior year quarter. The decrease in cost of goods sold was related to the decrease in sales volume, but was also related to higher gross margins from our two segments.

Our gross margin for the quarter was $14.0 million or 40.9% compared to $18.1 million or 29.8% in the prior year period. The increase in gross profit margin was related to the shift in our sales mix.

There were approximately $2.8 million of nonrecurring legal expenses incurred in our first fiscal quarter, which we have included as an addback to Adjusted EBTIDA. Without the nonrecurring legal expenses, we would have generated a profit for the quarter.

For the quarter, we recorded Adjusted EBITDA of approximately $6.6 million, compared to prior year quarter Adjusted EBITDA of $10.6 million.

This resulted in a net loss per share of $0.02 or adjusted net income per share of $0.05, compared to the prior year period of net income per share of $0.02 or adjusted net income per share of $0.07.

We continue to push forward on the improvements to our marketplace, GunBroker.com. We are currently in the process of rolling out beta testing for our payment platform with formal launch expected to begin by the end of this quarter. Our cart platform for the GunBroker.com marketplace is on pace and is expected to launch by the end of this fiscal year.

We feel confident in our financial position as we have reported $130.6 million in current assets including $47.5 million of cash and cash equivalents in comparison to $23.9 million in current liabilities.

We repurchased approximately 739,000 shares of our common stock under our repurchase plan in the reported quarter bringing us to just over 1.0 million shares repurchased in total under the plan. We continue to look for opportunities to bolster our impressive balance sheet.

Conference Call

Management will host a conference call at 5:00 PM ET on August 9, 2023, to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

Participants are asked to preregister for the call at the following link: https://dpregister.com/sreg/10181137/f9fe467d45.

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Ammo Inc call.

The conference call will also be available through a live webcast at the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=R4F8mHJe, which is also available through the company’s website.

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. First Quarter 2024 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact: CoreIR Phone: (212) 655-0924 IR@ammo-inc.com

AMMO, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	March 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$47,505,047	$39,134,027
Accounts receivable, net	21,348,226	29,346,380
Due from related parties	-	-
Inventories	55,924,655	54,344,819
Prepaid expenses	5,294,454	5,126,667
Current portion of restricted cash	500,000	500,000
Total Current Assets	130,572,382	128,451,893

Property and Equipment, net	55,923,867	55,963,255

Other Assets:
Deposits	4,064,582	7,028,947
Patents, net	4,909,388	5,032,754
Other intangible assets, net	120,583,416	123,726,810
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,141,418	1,261,634
TOTAL ASSETS	$408,065,147	$412,335,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,356,614	$18,079,397
Factoring liability	-	-
Accrued liabilities	4,641,469	4,353,354
Inventory credit facility	-	-
Current portion of operating lease liability	421,477	470,734
Note payable related party	-	180,850
Current portion of construction note payable	277,216	260,429
Insurance premium note payable	2,204,293	2,118,635
Total Current Liabilities	23,901,069	25,463,399

Long-term Liabilities:
Contingent consideration payable	119,354	140,378
Construction note payable, net of unamortized issuance costs	10,861,510	10,922,443
Operating lease liability, net of current portion	825,043	903,490
Deferred income tax liability	2,212,448	2,309,592
Total Liabilities	37,919,424	39,739,302

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 118,952,886 and 118,562,806 shares issued and 117,945,758 and 118,294,478 outstanding at June 30, 2023 and March 31, 2023, respectively	117,946	118,294
Additional paid-in capital	392,813,530	391,940,374
Accumulated deficit	(20,808,990)	(18,941,825)
Treasury stock	(1,978,163)	(522,158)
Total Shareholders’ Equity	370,145,723	372,596,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$408,065,147	$412,335,387

AMMO, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,
	2023	2022

Net Revenues
Ammunition sales(1)	$14,106,029	$40,969,883
Marketplace revenue	13,912,202	16,504,946
Casing sales	6,236,344	3,281,197
	34,254,575	60,756,026

Cost of Revenues	20,230,035	42,620,364
Gross Profit	14,024,540	18,135,662

Operating Expenses
Selling and marketing	295,581	1,908,170
Corporate general and administrative	7,947,563	5,029,297
Employee salaries and related expenses	4,116,280	2,785,098
Depreciation and amortization expense	3,344,043	3,350,356
Total operating expenses	15,703,467	13,072,921
Income/(Loss) from Operations	(1,678,927)	5,062,741

Other Expenses
Other income	692,951	193,498
Interest expense	(204,201)	(120,487)
Total other expense	488,750	73,011

Income/(Loss) before Income Taxes	(1,190,177)	5,135,752

Provision/(benefit) for Income Taxes	(97,144)	1,882,725

Net Income/(Loss)	(1,093,033)	3,253,027

Preferred Stock Dividend	(774,132)	(774,132)

Net Income/(Loss) Attributable to Common Stock Shareholders	$(1,867,165)	$2,478,895

Net Income/(Loss) per share
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02

Weighted average number of shares outstanding
Basic	117,713,805	116,560,372
Diluted	117,713,805	117,879,639

(1)	Included in revenue for the three months ended June 30, 2023 and 2022 is excises taxes of $1,175,796 and $3,712,341, respectively.

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Three Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net Income/(Loss)	(1,093,033)	3,253,027
Adjustments to reconcile Net Loss to Net Cash provided by (used in) operations:
Depreciation and amortization	4,620,087	4,300,123
Debt discount amortization	20,813	20,813
Employee stock awards	822,797	1,175,063
Stock grants	50,750	47,844
Contingent consideration payable fair value	(21,024)	(1,302)
Allowance for doubtful accounts	909,717	711,372
Reduction in right of use asset	120,216	208,506
Deferred income taxes	(97,144)	500,964
Changes in Current Assets and Liabilities
Accounts receivable	7,088,437	4,246,175
Due to (from) related parties	-	(1,544,000)
Inventories	(1,579,836)	(5,572,096)
Prepaid expenses	888,412	882,620
Deposits	2,964,365	(493,982)
Accounts payable	(1,722,783)	(3,009,351)
Accrued liabilities	152,021	697,799
Operating lease liability	(127,704)	(211,082)
Net cash provided by (used in) operating activities	12,996,091	5,212,493

Cash flows from investing activities:
Purchase of equipment	(1,313,939)	(5,264,863)
Net cash used in investing activities	(1,313,939)	(5,264,863)

Cash flow from financing activities:
Proceeds from factoring liability	14,610,314	24,700,000
Payments on factoring liability	(14,610,314)	(24,957,645)
Payments on inventory facility, net	-	(733,343)
Payments on note payable - related party	(180,850)	(165,264)
Payments on insurance premium note payment	(970,541)	(533,673)
Proceeds from construction note payable	-	1,000,000
Payments on construction note payable	(64,959)	-
Preferred stock dividends paid	(638,038)	(638,071)
Common stock repurchase plan	(1,456,744)	-
Net cash used in financing activities	(3,311,132)	(1,327,996)

Net increase/(decrease) in cash	8,371,020	(1,380,366)
Cash, beginning of period	39,634,027	23,281,475
Cash and restricted cash, end of period	$48,005,047	$21,901,109

(Continued)

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Three Months Ended June 30,
	2023	2022

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$184,385	$100,876

Non-cash investing and financing activities:
Insurance premium note payment	$1,056,199	$2,035,519
Dividends accumulated on preferred stock	$136,094	$136,061
Construction note payable	$-	$4,800,358

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Quarterly Report on Form 10-Q because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation of GAAP net income to Adjusted EBITDA

	For the Three Months Ended
	June 30, 2023	June 30, 2022

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (loss)	$(1,093,033)	$3,253,027
Depreciation and amortization	4,620,087	4,300,123
Provision (benefit) for income taxes	(97,144)	1,882,725
Interest expense, net	204,201	120,487
Employee stock awards	822,797	1,175,063
Stock grants	50,750	47,844
Other income, net	(692,951)	(193,498)
Contingent consideration fair value	(21,024)	(1,302)
Other nonrecurring expenses(1)	2,759,726	-
Adjusted EBITDA	$6,553,409	$10,584,469

(1)	Other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature.

Reconciliation of GAAP net income to Fully Diluted EPS

	For the Three Months Ended
	30-Jun-23		30-Jun-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income (Loss)	$(1,093,033)	$(0.01)	$3,253,027	$0.03
Depreciation and amortization	4,620,087	0.04	4,300,123	0.04
Interest expense, net	204,201	-	120,487	-
Employee stock awards	822,797	0.01	1,175,063	0.01
Stock grants	50,750	-	47,844	-
Contingent consideration fair value	(21,024)	-	(1,302)	-
Nonrecurring expenses	2,759,726	0.03	-	-
Tax effect(1)	(2,009,764)	(0.02)	(1,171,462)	(0.01)
Adjusted Net Income	$5,333,740	$0.05	$7,723,780	$0.07

(1)	Tax effects are estimated by applying the statutory rate to each applicable Non-GAAP adjustment.

	For the Three Months Ended June 30,
	2023	2022
Weighted average number of shares outstanding
Basic	117,713,805	116,560,372
Diluted	117,713,805	117,879,639